As filed with the U.S. Securities and Exchange Commission on July 13, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Neutron Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-4870517
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
444 Townsend Street, First Floor
San Francisco, California 94107
(415) 449-4139
(Address of Principal Executive Offices) (Zip Code)
Neutron Holdings, Inc. 2017 Stock Incentive Plan
(Full title of the plan)
Wayne Ting
Chief Executive Officer
Neutron Holdings, Inc.
444 Townsend Street, First Floor
San Francisco, California 94107
(415) 449-4139
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Tad J. Freese Sarah B. Axtell Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328-4600	Susie Giordano Luke Rachlin Daniel Yao T. Mitchell Hughes Neutron Holdings, Inc. 444 Townsend Street, First Floor San Francisco, California 94107 (415) 449-4139
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Neutron Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 3,058,624 shares of common stock, par value $0.0001 per share (“common stock”), issuable upon exercise of outstanding stock options pursuant to the Registrant’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”) and an additional 1,506,587 shares of common stock issuable upon vesting and settlement of outstanding restricted stock units pursuant to the 2017 Plan, and for which the Registrant’s Registration Statement on Form S-8 (File No. 333-297181, as amended by Post-Effective Amendment No. 1) relating to the same employee benefit plan is effective.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The contents of the Registration Statement on Form S-8 (File No. 333-297181, as amended by Post-Effective Amendment No. 1) filed with the SEC relating to the 2017 Plan are incorporated herein by reference.
Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Neutron Holdings, Inc.	8-K	001-43374	3.1	July 6, 2026

4.2	Amended and Restated Bylaws of Neutron Holdings, Inc.	8-K	001-43374	3.2	July 6, 2026

4.3	Form of Common Stock Certificate	S-1/A	333-295679	4.1	June 22, 2026

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1#	Neutron Holdings, Inc. 2017 Stock Incentive Plan, as amended, and forms of agreement thereunder	S-1	333-295679	10.1	May 8, 2026

107*	Filing Fee Table
__________________
*    Filed herewith.
#    Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of July, 2026.

NEUTRON HOLDINGS, INC.

By:	/s/ Wayne Ting
Name:	Wayne Ting
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne Ting, Ann Gugino, and Susie Giordano, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne Ting	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2026
Wayne Ting

/s/ Ann Gugino	Chief Financial Officer (Principal Financial Officer)	July 13, 2026
Ann Gugino

/s/ Michael Ryan	Chief Accounting Officer (Principal Accounting Officer)	July 13, 2026
Michael Ryan

/s/ Zhoujia Brad Bao	Director	July 13, 2026
Zhoujia Brad Bao

/s/ Elizabeth Hamren	Director	July 13, 2026
Elizabeth Hamren

/s/ Andrew Macdonald	Director	July 13, 2026
Andrew Macdonald

/s/ Brandon Pedersen	Director	July 13, 2026
Brandon Pedersen

/s/ James Rowan	Director	July 13, 2026
James Rowan

/s/ Sarah Smith	Director	July 13, 2026
Sarah Smith